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                             EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 11th day of September, 1998 by and between Integra LifeSciences Corporation, a Delaware Corporation, and John B. Henneman, III ("Executive").

                                  Background

                  Company desires to employ Executive, and Executive desires to enter into the employ of Company, on the terms and conditions contained in this Agreement. Executive will be substantially involved with Company's operations and management and will learn trade secrets and other confidential information relating to Company and its customers; accordingly, the noncompetition covenant and other restrictive covenants contained in Section 15 of this Agreement constitute essential elements hereof.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    Terms

                  1. Definitions. The following words and phrases shall have the meanings set forth below for the purposes of this Agreement (unless the context clearly indicates otherwise):

                     (a)    "Base Salary" shall have the meaning set forth in
Section 5.

                     (b) "Board" shall mean the Board of Directors of Company, or any successor thereto.

                     (c) "Caruso" shall mean Richard E. Caruso, the Chairman of the Board and principal stockholder of Company as of the date of this Agreement.

                     (d) "Cause," as determined by the Board in good faith, shall mean Executive has --

                            (1) failed to perform his stated duties and not cured such failure (if curable) within 15 days of his receipt of written notice of the failure;

                            (2) breached any provision of this Agreement and not cured such breach (if curable) within 15 days of his receipt of written notice of the breach;

                            (3)  demonstrated his personal dishonesty in
                  connection with his employment by Company;

                            (4)  engaged in willful misconduct;

                            (5)  engaged in a breach of fiduciary duty;

                            (6)  willfully violated any law, rule or
                  regulation, or final cease-and-desist order (other than traffic violations or similar offenses); or

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                            (7)  engaged in other serious misconduct of such a
                  nature that his continued employment may reasonably be expected to affect Company adversely.

                     (e) A "Change in Control" of Company shall be deemed to have occurred:

                            (1) if the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than fifty percent (50%) of the combined voting power of Company Voting Securities (as herein defined) is acquired by any individual, entity or group (a "Person"), other than Caruso (or any entity controlled by Caruso), Company, any trustee or other fiduciary holding securities under any employee benefit plan of Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company (for purposes of this Agreement, "Company Voting Securities" shall mean the then outstanding voting securities of Company entitled to vote generally in the election of directors); provided, however, that any acquisition from Company or any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (3) of this definition shall not be a Change in Control under this paragraph (1); or

                            (2) if individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                            (3)  upon consummation by Company of a
                  reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Company or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination: (i) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, a corporation which as a result of such transaction owns Company or all or substantially all of Company's assets either directly or through one or more subsidiaries (the "Parent Corporation"), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; (ii) no
                  Person (excluding any employee benefit plan (or related trust) of Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of Company existed prior to the

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                  Business Combination; and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

                            (4) upon approval by the stockholders of Company of a complete liquidation or dissolution of Company.

                     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                     (g) "Company" shall mean Integra LifeSciences Corporation and any corporation, partnership or other entity owned directly or indirectly, in whole or in part, by Integra LifeSciences Corporation.

                     (h) "Disability" shall mean Executive's inability to perform his duties hereunder by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not fewer than six months.

                     (i)  "Good Reason" shall mean:

                            (1) a material breach of this Agreement by Company which is not cured by Company within 15 days of its receipt of written notice of the breach;

                            (2) without Executive's express written consent, the Board reduces Executive's Base Salary or the aggregate fringe benefits provided to Executive (except to the extent permitted by Section 5 or Section 6, respectively) or substantially alters Executive's authority and/or title in a manner reasonably construed to constitute a demotion; provided, Executive resigns within 30 days after the change objected to; or

                            (3) Company fails to obtain the assumption of this Agreement by any successor to Company.

                     (j) "Principal Executive Office" shall mean Company's principal office for executives, presently located at 105 Morgan Lane, Plainsboro, New Jersey 08536.

                     (k) "Retirement" shall mean the termination of Executive's employment with Company in accordance with the retirement policies, including early retirement policies, generally applicable to Company's salaried employees.

                     (l) "Termination Date" shall mean the date specified in the Termination Notice.

                     (m)  "Termination Notice" shall mean a dated notice which:
(i) indicates the specific termination provision in this Agreement relied upon (if any); (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Executive's employment under such provision; (iii) specifies a Termination Date; and (iv) is given in the manner specified in Section 16(h).


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                  2. Employment. Company hereby employs Executive as Senior
Vice President, Chief Administrative Officer and General Counsel, and Executive hereby agrees to accept such employment and agrees to render services to Company in such capacity (or in such other capacity in the future as the Board may reasonably deem equivalent to such position) on the terms and conditions set forth in this Agreement. Executive's primary place of employment shall be at the Principal Executive Office.

                  3. Term.

                     (a) Term and Renewal of Agreement. Unless earlier terminated by Executive or Company as provided in Section 10 hereof, the term of Executive's employment under this Agreement shall commence on the date of this Agreement and terminate on December 31, 2000. Subject to subsection 3(b), this Agreement shall be deemed automatically, without further action, to extend for an additional year on each January 1 following December 31, 2000.

                     (b) Annual Review. Prior to the first January 1 renewal date of this Agreement under subsection 3(a), and each January 1 renewal date thereafter, the Board shall consider extending the term of this Agreement. The term shall continue to extend in the manner set forth in subsection 3(a) unless either the Board does not approve the extension and provides written notice to Executive of such event, or Executive gives written notice to Company of Executive's election not to extend the term. In either case, the written notice shall be given not fewer than 30 days prior to any such renewal date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

                  4. Duties.  Executive shall:

                     (a) faithfully and diligently do and perform all such acts and duties, and furnish such services as are assigned to Executive as of the date this Agreement is signed, and (subject to Section 1(h)(2)) such additional or different acts, duties and services as the Board may assign in the future; and

                     (b) devote his full professional time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company, and shall not be employed by or participate or engage in or in any manner be a part of the management or operations of any business enterprise other than Company without the prior written consent of the Chief Executive Officer, which consent may be granted or withheld in his sole discretion; provided, however, that notwithstanding the foregoing, Executive may continue to provide consulting services to Neuromedical Systems, Inc. through December 31, 1999, so long as the performance of such consulting services by Executive does not materially interfere with his obligation pursuant to this Agreement.

                  5. Compensation. Company shall compensate Executive for his services at a minimum base salary of $160,000 per year (which amount shall be prorated for periods of less than one year) ("Base Salary"), payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. Executive's Base Salary may be increased from time to time in such amounts as may be determined by the Board, but may not be decreased without Executive's express written consent (unless the decrease is pursuant to a general compensation reduction applicable to all, or substantially all, executive officers of Company). In addition to his Base Salary, Executive shall be entitled to receive such bonus payments as may be determined appropriate by the Board.

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                  6.  Benefit Plans. Executive shall be entitled to
participate in and receive benefits under any employee benefit plan or stock-based plan of Company, and shall be eligible for any other plans and benefits covering executives of Company, to the extent commensurate with his then duties and responsibilities fixed by the Board. Company shall not make any change in such plans or benefits which would adversely affect Executive's rights thereunder, unless such change affects all, or substantially all, executive officers of Company.

                  7. Vacation. Executive shall be entitled to paid annual vacation in accordance with the policies established from time to time by the Board, which shall in no event be fewer than three weeks per annum. Regardless of what the Company's standard vacation policy may be, Executive shall not be entitled to extra cash payments for any vacation he does not utilize.

                  8. Business Expenses. Company shall reimburse Executive or otherwise pay for all reasonable expenses incurred by Executive in furtherance of or in connection with the business of Company, including, but not limited to, automobile and traveling expenses and all reasonable entertainment expenses, subject to such reasonable documentation and other limitations as may be established by the Board.

                  9. Disability. In the event Executive incurs a Disability, Executive's obligation to perform services under this Agreement will terminate, and the Board may terminate this Agreement upon written notice to Executive.

                  10. Termination

                      (a) Termination without Salary Continuation. In the event (i) Executive terminates his employment hereunder other than for Good Reason, or (ii) Executive's employment is terminated by Company due to his Retirement, Disability or death, or for Cause, Executive shall have no right to compensation or other benefits pursuant to this Agreement for any period after his last day of active employment.

                      (b) Termination with Salary Continuation (No Change in Control). Except as provided in subsection 10(c) in the event of a Change in Control, in the event (i) Executive's employment is terminated by Company for a reason other than Retirement, Disability, death or Cause, or (ii) Executive terminates his employment for Good Reason, or (iii) Company shall fail to extend this Agreement pursuant to the provisions of Section 3, then Company shall:

                            (1) pay Executive a severance amount equal to the unpaid portion of Executive's Base Salary (determined without regard to any reduction in violation of Section 5) for the remainder of the then current term of this Agreement, but in no event for a period of less than one year; the severance amount shall be paid in a single sum on the first business day of the month following the Termination Date (unless Executive elects, in writing and on, or not later than 30 days after, the date this Agreement is executed, to receive the severance payment divided into 24 equal monthly installments, paid beginning on the first business day of the month following the Termination Date); and

                            (2) maintain and provide to Executive, at no cost to Executive, for a period ending at the earliest of (i) the expiration of the then current term of this Agreement; (ii) the date of Executive's full-time employment by another employer; or (iii) Executive's death, continued participation in all group insurance, life insurance,


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                  health and accident, disability, and other employee benefit plans in which Executive would have been entitled to participate had his employment with Company continued throughout such period, provided that such participation is not prohibited by the terms of the plan or by Company for legal reasons.

                     (c) Termination with Salary Continuation (Change in Control). Notwithstanding anything to the contrary set forth in subsection 10(b), in the event within twelve months of a Change in Control: (i) Executive terminates his employment for Good Reason, or (ii) Executive's employment is terminated by Company for a reason other than Retirement, Disability, death or Cause, or (iii) Company shall fail to extend this Agreement pursuant to
Section 3, then Company shall:

                            (1)  pay Executive a severance amount equal to
                  2.99 times Executive's Base Salary (determined without regard to any reduction in violation of Section 5) as of his last day of active employment; the severance amount shall be paid in a single sum on the first business day of the month following the Termination Date (unless Executive elects, in writing and on, or not later than 30 days after, the date this Agreement is executed, to receive the severance payment divided into 24 equal monthly installments, paid beginning on the first business day of the month following the Termination Date); and

                           (2) maintain and provide to Executive, at no cost to Executive, for a period ending at the earliest of (i) the expiration of the then current term of this Agreement; (ii) the date of Executive's full-time employment by another employer; or (iii) Executive's death, continued participation in all group insurance, life insurance, health and accident, disability, and other employee benefit plans in which Executive would have been entitled to participate had his employment with Company continued throughout such period, provided that such participation is not prohibited by the terms of the plan or by Company or legal reasons.

                     (d) Termination Notice. Except in the event of Executive's death, a termination under this Agreement shall be effected by means of a Termination Notice.

                  11. Withholding. Company shall have the right to withhold from all payments made pursuant to this Agreement any federal, state, or local taxes and such other amounts as may be required by law to be withheld from such payments.

                  12. Assignability. Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any entity to which Company may transfer all or substantially all of its assets, if in any such case said entity shall expressly in writing assume all obligations of Company hereunder as fully as if it had been originally made a party hereto. Company may not otherwise assign this Agreement or its rights and obligations hereunder. This Agreement is personal to Executive and his rights and duties hereunder shall not be assigned except as expressly agreed to in writing by Company.

                  13. Death of Executive. Any amounts due Executive under this Agreement (not including any Base Salary not yet earned by Executive) unpaid as of the date of Executive's death shall be paid in a single sum as soon as practicable after Executive's death to Executive's surviving spouse, or if none, to the duly appointed personal representative of his estate.


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                  14. Restrictive Covenants.

                      (a) Covenant Not to Compete. During the term of this Agreement and for a period of two (2) years following the Termination Date, Executive shall not directly or indirectly: (i) engage, anywhere within the geographical areas in which Company is conducting business operations or providing services as of the date of Executive's termination of employment, in the tissue engineering business (the use of implantable absorbable materials, with or without a bioactive component, to attempt to elicit a specific cellular response in order to regenerate tissue or to impede the growth of tissue or migration of cells) (the "Tissue Engineering Business") or any other business the revenues of which constituted at least 30% of Company's revenues during the six (6) month period prior to the Termination Date (together with the Tissue Engineering Business, the "Business"); (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity engaged in the Business;
(iii) seek in competition with the business of Company to procure orders from or do business with any customer of Company; (iv) solicit or contact with a view to the engagement or employment by any person or entity of any person who is an employee of Company; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of Company) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to Company; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Company to take any action which might be disadvantageous to Company; provided, however, that nothing herein shall prohibit Executive and his affiliates from owning, as passive investors, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged.

                      (b) Confidentiality. Executive acknowledges a duty of confidentiality owed to Company and shall not, at any time during or after his employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of Company obtained or acquired by him while so employed. All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, Company books, records, files and know-how acquired while an employee of Company are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or premises or made use of other than in pursuit of Company's business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against Company and, upon termination of employment for any reason, Executive shall deliver to Company, without further demand, all copies thereof which are then in his possession or under his control. No information shall be treated as "confidential information" if it is generally available public knowledge at the time of disclosure or use by Executive.

                      (c) Inventions and Improvements. Executive shall promptly communicate to Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Executive acknowledges that all such ideas, discoveries, inventions, and improvements which heretofore have been or are hereafter made, conceived, or reduced to practice by him at any time during his employment with Company heretofore or hereafter gained by him at any time during his employment with Company are the property of Company, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions, and improvements to Company for its sole use and benefit, without additional compensation. The provisions of this Section 15(c) shall apply whether such ideas, discoveries, inventions, or improvements were or are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. Executive shall, upon request of Company, but at

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no expense to Executive, at any time during or after his employment with
Company, sign all instruments and documents reasonably requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, or improvements including applying for, obtaining, and enforcing patents and copyrights thereon in such countries as Company shall determine.

                      (d) Breach of Covenant. Any breach or violation of the provisions in this Section 15 by Executive will result in forfeiture by Executive and all other persons of all rights to any further payments or benefits under this Agreement, and in such event Company shall have no further obligation to pay any amounts related thereto. Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 15 and that Company, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including injunctions and specific performance, in any court of competent jurisdiction. If any of the provisions of this Section 15 are held to be in any respect unenforceable, then they shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which they may be enforceable.

                  15. Miscellaneous

                      (a) Amendment. No provision of this Agreement may be amended unless such amendment is signed by Executive and such officer as may be specifically designated by the Board to sign on Company's behalf.

                      (b) Nature of Obligations. Nothing contained herein shall create or require Company to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that Executive acquires a right to receive benefits from Company hereunder, such right shall be no greater than the right of any unsecured general creditor of Company.

                      (c) Prior Employment. Executive represents and warrants that his acceptance of employment with Company has not breached, and the performance of his duties hereunder will not breach, any duty owed by him to any prior employer or other person.

                      (d) Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

                      (e) Gender and Number. Whenever used in this Agreement, a masculine pronoun is deemed to include the feminine and a neuter pronoun is deemed to include both the masculine and feminine, unless the context clearly indicates otherwise. The singular form, whenever used herein, shall mean or include the plural form where applicable.

                      (f) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any provision to other persons or circumstances.

                      (g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, and administrators.

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                      (h)  Notice. For purposes of this Agreement, notices and
all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered, sent by documented overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                  To the Company:

                           Integra LifeSciences Corporation
                           105 Morgan Lane
                           Plainsboro, New Jersey 08536
                           Attn:   President

                  To the Executive:

                           John B. Henneman, III
                           325 Mastia Place
                           Ridgewood, NJ 07450

                      (i) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof.

                      (j) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the State of New Jersey.

                  IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                       INTEGRA LIFESCIENCES CORPORATION


                                       By: ________________________________

                                       Title: _____________________________


                                       EXECUTIVE

                                       ____________________________________


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